Exhibit 99.1

Press Release

Willis Towers Watson Announces Changes with Respect to the Board of Directors

Appointment of Four New Directors Supported by Elliott Management to Oversee Execution of the Company’s New Strategic Plan

New Board-Level Committee to Help Oversee the Company’s Operational Transformation Plan

DUBLIN, November 18, 2021 – Willis Towers Watson (the “Company”) is pleased to announce that it has selected Inga Beale, Fumbi Chima, Michael Hammond, and Michelle (Shelly) Swanback to join its Board of Directors. As previously announced, the Company had been engaging in a thorough, multi-year succession planning process prior to announcing the transaction with Aon in March 2020, including planning with respect to the composition of the Board. Today’s announcement, together with the CEO transition plan announced in August and the plans discussed in September at Investor Day, build upon this work.

Three of the four new directors (Ms. Beale, Mr. Hammond and Ms. Swanback) will join the Board effective January 1, 2022, concurrent with the transition to Carl Hess as the new CEO. Ms. Chima will join the Board effective April 1, following her ending another commitment. The new directors were selected in connection with the Corporate Governance and Nominating Committee’s process, including with the assistance of a leading search firm, and following a constructive engagement with Elliott Investment Management L.P. (together with its affiliates, “Elliott”), one of the Company’s largest investors. In order to facilitate the director transition process, Jaymin Patel has decided to step down from the Board on January 1, at the time three of the new directors join the Board. Mr. Patel had previously been considering transitioning off the Board at the end of his term to spend more time on other commitments and agreed to accelerate this to coincide with new directors’ joining the Board. In addition, Victor Ganzi has decided not to stand for re-election to the Board but will continue to serve as a member of the Board and as Chair through the end of his current Board term, which runs until the 2022 annual meeting of shareholders. He has chosen to do this to facilitate the director transition process and to spend more time on other commitments. The Board thanks Mr. Ganzi and Mr. Patel for their years of dedicated service to the Company.

In addition, in connection with the transition to the new CEO and the addition of new Board members on January 1, 2022, the Board will also establish an Operational Transformation Committee (“OT Committee”). The OT Committee will make recommendations to the full Board regarding the oversight of management’s initiatives to drive operational efficiencies and help oversee the implementation of the Company’s operational transformation plan, which aims to achieve $300 million or more of run rate cost savings by the end of 2024. The initial members of the OT Committee will be Ms. Beale, Mr. Hammond, Ms. Swanback and Mr. Paul Thomas, an existing member of the Board.

Press Release

“We have been very pleased with the response of Willis Towers Watson shareholders, including Elliott, to the strategic plan discussed at the Investor Day and the leadership transition,” said Victor Ganzi, the Chairman of the Board of Willis Towers Watson. “We look forward to continuing to engage with Elliott and our other shareholders as we continue the process of refreshing the Willis Towers Watson Board and moving forward with our strategic plan to enhance the value of the Company for the benefit of shareholders,” he added.

“We welcome the appointment of Ms. Beale, Ms. Chima, Mr. Hammond and Ms. Swanback to the Board. We believe these four outstanding independent directors have the right combination of skills and experience to support the Company’s efforts to drive superior shareholder returns. The Company’s focus now turns to successful execution and Elliott looks forward to continuing our constructive engagement with Willis Towers Watson and to supporting the Board as well as Carl and the management team in the coming months as they implement the Company’s strategic plan,” said Mark Wills, Portfolio Manager at Elliott.

As previously announced, Carl Hess will join the Board on January 1, 2022 when he becomes Chief Executive Officer and John Haley steps down from the Board at the end of his contract term. As a result of all of the actions described above, on January 1, the Board will be composed of 11 directors and on April 1 the Board will be composed of 12 directors.

The Board’s focus on director succession will continue during 2022, leading up to the 2022 annual meeting of shareholders. In order to reduce the size of the Board back to nine directors, two other current Willis Towers Watson directors will serve the remainder of their terms through the shareholders’ meeting but will not stand for reelection at the shareholders’ meeting. At the time of the 2022 shareholders’ meeting, the Board will be composed of nine directors, five of whom will be new and not on the current Willis Towers Watson Board and the Board will have a new Chair.

The Company will continue to provide updates with respect to this transition, including the identity of directors who will be transitioning off the Board. “We are very excited about our strategic plan and the value that we think that it will deliver to Willis Towers Watson shareholders. We very much appreciate the support of Elliott and all of our investors. As I near my retirement, I look forward to working with Carl, the management team and the refreshed Board to continue the transition and best position the Company for continued value creation,” said Mr. Haley.

“We are very pleased to have Ms. Beale, Ms. Chima, Mr. Hammond and Ms. Swanback join the Board,” said Mr. Ganzi. “Collectively, they add to the Board a deep and broad base of knowledge and a wide diversity of experience and skills. We are confident they will add significant value to the Board through their insights into the opportunities and challenges the Company is facing as it moves forward with its strategic plan.”

Press Release

New Director Bios

Ms. Beale is the former Chief Executive Officer of Lloyd’s of London, a role she held from 2014 to 2018. Previously, Ms. Beale was Chief Executive Officer of Canopius Group Ltd, with its principal operations at Lloyd’s, from 2012 to 2014. Prior to that, from 2008 through 2011, she was Global Chief Underwriting Officer and Head of Mergers & Acquisitions, Organizational Transformation and Internal Consulting for Zurich Insurance Group. She held the role of Group CEO of Swiss reinsurer Converium Ltd in 2006 and 2007, joining after having spent 14 years in a variety of international roles for GE Insurance Solutions in both Europe and the US.

Ms. Chima is currently the Executive Vice President and Chief Information Officer at Boeing Employees’ Credit Union, a role she has had since 2020. Ms. Chima previously served as Chief Information Officer at Adidas AG, from 2019 to 2020, Chief Information Officer at Fox Networks Group, from 2017 to 2019, Chief Information Officer at Burberry Group plc, from 2015 to July 2017, and Chief Information Officer – Asia, at Walmart, Inc., from 2014 to 2015.Ms. Chima also previously served in other leadership roles at Walmart, Inc. from 2010 to 2014, and as Vice President of Corporate Systems at American Express Co. from 2006 to 2010.

Mr. Hammond is a retired senior executive with experience at several international insurance broking firms. Most recently, he served in a variety of senior roles at Lockton. This included Chairman and CEO, Lockton Overseas (from 2016 to 2017), Chairman, Lockton International Holdings Ltd. (from 2016 to 2017), CEO of Lockton International Holdings Ltd. (from 2005 to 2016) and CEO of Lockton Companies LLP (from 2010 to 2015). He previously served as CEO of JLT Risk Solutions and a member of the Board of JLT Group plc (from 2004 to 2005), and CEO of Marsh UK Ltd. (from 2000 to 2003) and Director of Marsh Ltd. and Marsh Europe (from 2001 to 2003).

Ms. Swanback is currently President, Product and Platform, of The Western Union Company, a role she has had since 2020. From 2014 to 2020, Ms. Swanback served as the Group Operating Officer at Accenture Digital. She previously served as the lead for Accenture Technology, North America from 2012 to 2014. Prior to that, she served as a managing director in the North American operating unit of the Accenture Communications, Media, and Technology operating group from 2011 to 2012.

About Willis Towers Watson

Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 45,000 employees serving more than 140 countries and markets. We design and deliver solutions that manage risk, optimise benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas – the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

Press Release

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “aim”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, statements regarding future leadership transitions, the company’s strategic plan and operational transformation plan, the company’s future results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Factors that could cause actual results to differ from those set forth in the forward-looking statements are identified under “Risk Factors” and elsewhere in Willis Towers Watson’s most recent Annual Report on Form 10-K and in subsequent quarterly reports filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Willis Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

Media Contacts

Jamie Kilduff | +44 (0)20 7170 3746 | Jamie.kilduff@willistowerswatson.com